UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2007

SPARTAN MOTORS, INC
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-13611 (Commission File Number)	38-2078923 (IRS Employer Identification no.)

1165 Reynolds Road Charlotte, Michigan (Address of principal executive offices)	48813 (Zip Code)

Registrant's telephone number,
including area code:  (517) 543-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

          At the Annual Meeting of Shareholders of Spartan Motors, Inc. ("Spartan") held on May 23, 2007, Spartan's shareholders approved the Spartan Motors, Inc. Stock Incentive Plan of 2007 (the "Plan"). The Incentive Plan had been adopted and approved by Spartan's Board of Directors on March 12, 2007, subject to shareholder approval, and will be administered by the Compensation Committee of the Board of Directors of Spartan.

          The Plan allows for the award of stock options, stock appreciation rights, restricted stock, restricted stock units and stock awards to officers, employees and directors of Spartan and its subsidiaries. Subject to certain anti-dilution provisions and other adjustments, the total number of shares available for issuance under the Incentive Plan is 900,000 shares of Spartan's common stock.

          The above description of certain terms and conditions of the Plan is qualified in its entirety by reference to the full text of the Plan, which was filed as Appendix A to Spartan's 2007 Proxy Statement filed on April 23, 2007, which is incorporated by reference herein.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Date: May 29, 2007	By /s/ James W. Knapp
James W. Knapp Chief Financial Officer